Exhibit 99.1

CMS ENERGY ANNOUNCES THIRD QUARTER EARNINGS OF $0.67 PER SHARE, OR $0.70 PER SHARE ON AN ADJUSTED BASIS; RAISES ADJUSTED 2016 EARNINGS GUIDANCE INTO THE HIGH END OF RANGE; INTRODUCES ADJUSTED 2017 EARNINGS GUIDANCE

JACKSON, Mich., October 27, 2016 — CMS Energy announced today reported net income of $186 million, or $0.67 per share, for the third quarter of 2016 and $474 million, or $1.70 per share, for the first nine months of the year. On an adjusted basis, which excludes a one-time charge of $0.03 per share reflecting the company’s voluntary separation program, the company had net income of $194 million, or $0.70 per share, for the third quarter and $482 million, or $1.73 per share, for the first nine months of the year. Adjusted earnings per share improved by $0.22 for the first 9 months versus the same period last year.

CMS Energy raised its 2016 adjusted earnings per share guidance range to $2.00-$2.02, indicating expected performance at the high end of its plan to grow earnings per share at 5% to 7%. (*See below for important information about non-GAAP measures). Further, CMS Energy introduced 2017 adjusted earnings per share guidance at $2.13-$2.17, reflecting growth of 6% to 8%.

For the first nine months of 2016, CMS Energy achieved high marks for customer satisfaction as it made investments in its gas and electric operations that enabled safety, improved quality and reduced costs.

“We are focused on customer driven investments and best-in-class cost management to create value for Michigan and the communities we serve,” said Patti Poppe, president and chief executive officer for CMS Energy and its principal subsidiary, Consumers Energy.

Consumers Energy’s natural gas business, the third-largest in the U.S. in terms of annual revenue, is a key growth sector for the company with an 88% forecasted increase in capital investment over the next 10 years versus the previous decade.

Investments are scheduled for projects that strengthen the company’s gas system, including updating transmission and distribution lines, and expand delivery capacity at its major compressor stations. In addition, new gas installations have grown by 141% since 2009.

On clean energy, the company added to its renewable energy portfolio with new community Solar Gardens at Western Michigan University and Grand Valley State University. The company also plans to expand its Cross Winds Energy Park in Tuscola County, and has a power purchase contract for a new wind park being constructed in 2017 in Huron County.

While growing its clean energy investment, Consumers Energy is playing a pivotal role as Michigan plans its energy future with fewer carbon emissions. The retirement of the company’s oldest coal plants and its robust energy efficiency programs are cited in two new studies as essential components of the state’s low-cost implementation of the federal Clean Power Plan.

CMS Energy (NYSE: CMS) is a Michigan-based company that has an electric and natural gas utility, Consumers Energy, as its primary business and also owns and operates independent power generation businesses.

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CMS Energy will hold a webcast to discuss its 2016 third quarter results and provide a business and financial outlook on October 27 at 9:00 AM (EDT).  To participate in the Webcast, go to CMS Energy’s home page (www.cmsenergy.com) and select “Investor Meeting.”

Important information for investors about non-GAAP measures and other disclosures.

*This news release contains non-Generally Accepted Accounting Principles (non-GAAP) measures, such as adjusted earnings. Adjustments could include items such as discontinued operations, asset sales, impairments, restructuring costs, regulatory items from prior years, or other items detailed in the attached summary financial statements. Management views adjusted earnings as a key measure of the company’s present operating financial performance and uses adjusted earnings for external communications with analysts and investors. Internally, the company uses adjusted earnings to measure and assess performance. Because the company is not able to estimate the impact of specific line items, which have the potential to significantly impact, favorably or unfavorably, the company’s reported earnings in future periods, the company is not providing reported earnings guidance nor is it providing a reconciliation for the comparable future period earnings. The adjusted earnings should be considered supplemental information to assist in fully understanding our business results, rather than as a substitute for the reported earnings.

This news release contains “forward-looking statements.” The forward-looking statements are subject to risks and uncertainties that could cause CMS Energy’s and Consumers Energy’s results to differ materially. All forward-looking statements should be considered in the context of the risk and other factors detailed from time to time in CMS Energy’s and Consumers Energy’s Securities and Exchange Commission filings.

Investors and others should note that CMS Energy routinely posts important information on its website and considers the Investor Relations section, www.cmsenergy.com/investor-relations, a channel of distribution.

For more information on CMS Energy, please visit our website at www.cmsenergy.com. To sign up for email alert notifications, please visit the Investor Relations section of our website.

Media Contacts: Dan Bishop, 517/788-2395 or Brian Wheeler, 517/788-2394

Investment Analyst Contact: CMS Energy Investor Relations, 517/788-2590

CMS Energy Corporation

SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME

(In Millions, Except Per Share Amounts)

	Third Quarter		Nine Months
	(Unaudited)		(Unaudited)
	2016	2015	2016	2015

Operating Revenue	$1,587	$1,486	$4,759	$4,947

Operating Expenses	1,201	1,169	3,752	4,029

Operating Income	$386	$317	$1,007	$918

Other Income	5	7	19	16

Interest Charges	110	101	324	305

Income before Income Taxes	$281	$223	$702	$629

Income Tax Expense	95	75	227	211

Net Income	$186	$148	$475	$418

Income Attributable to Noncontrolling Interests	—	—	1	1

Net Income Available to Common Stockholders	$186	$148	$474	$417

Income Per Share
Basic	$0.67	$0.53	$1.71	$1.51
Diluted	0.67	0.53	1.70	1.51

CMS Energy Corporation

SUMMARIZED CONSOLIDATED BALANCE SHEETS

(In Millions)

	September 30	December 31
	2016	2015
	(Unaudited)
Assets
Cash and cash equivalents	$339	$266
Restricted cash and cash equivalents	28	19
Other current assets	1,831	2,035
Total current assets	$2,198	$2,320
Plant, property, and equipment	15,443	14,705
Other non-current assets	3,201	3,274
Total Assets	$20,842	$20,299

Liabilities and Equity
Current liabilities	$989	$1,347
Non-current liabilities	5,645	5,504
Capitalization
Debt, capital leases, and financing obligation (*)
Debt, capital leases, and financing obligation (excluding non-recourse and securitization debt)	8,410	8,022
Non-recourse debt	1,162	1,098
Total debt, capital leases, and financing obligation	9,572	9,120
Noncontrolling interests	37	37
Common stockholders’ equity	4,259	3,938
Total capitalization	$13,868	$13,095
Securitization debt	340	353
Total Liabilities and Equity	$20,842	$20,299

(*) Current and long-term

CMS Energy Corporation

SUMMARIZED STATEMENTS OF CASH FLOWS

(In Millions)

	Nine Months (Unaudited)
	2016	2015

Beginning of Period Cash	$266	$207

Cash provided by operating activities	$1,241	$1,420
Cash used in investing activities	(1,405)	(1,340)
Cash flow from operating and investing activities	$(164)	$80
Cash provided by (used in) financing activities	237	(137)
Total Cash Flow	$73	$(57)

End of Period Cash	$339	$150

CMS Energy Corporation

SUMMARY OF CONSOLIDATED EARNINGS

Reconciliations of GAAP Net Income to Non-GAAP Adjusted Net Income

(In Millions, Except Per Share Amounts)

	Third Quarter			Nine Months
	(Unaudited)			(Unaudited)
	2016	2015		2016	2015

Net Income Available to Common Stockholders	$186	$148		$474	$417

Reconciling Items:
Discontinued Operations (Income) Loss	(* )	(*	)	*	(*	)

Downsizing Program	11	—		11	—
Tax Impact	(4)	—		(4)	—

Restructuring Costs and Other	2	*		2	*
Tax Impact	(1)	(*	)	(1)	(*	)

Adjusted Net Income - Non-GAAP Basis	$194	$148		$482	$417

Average Number of Common Shares Outstanding
Basic	278	276		278	275
Diluted	279	277		279	276

Basic Earnings Per Average Common Share

Net Income Per Share as Reported	$0.67	$0.53		$1.71	$1.51

Reconciling Items:
Discontinued Operations (Income) Loss	(* )	(*	)	*	(*	)

Downsizing Program	0.04	—		0.04	—
Tax Impact	(0.01)	—		(0.01)	—

Restructuring Costs and Other	*	*		*	*

Adjusted Net Income - Non-GAAP Basis	$0.70	$0.53		$1.74	$1.51

Diluted Earnings Per Average Common Share

Net Income Per Share as Reported	$0.67	$0.53		$1.70	$1.51

Reconciling Items:
Discontinued Operations (Income) Loss	(* )	(*	)	*	(*	)

Downsizing Program	0.04	—		0.04	—
Tax Impact	(0.01)	—		(0.01)	—

Restructuring Costs and Other	*	*		*	*

Adjusted Net Income - Non-GAAP Basis	$0.70	$0.53		$1.73	$1.51

Note:   Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company’s present operating financial performance and uses adjusted earnings for external communications with analysts and investors.  Internally, the Company uses adjusted earnings to measure and assess performance.  Adjustments could include items such as discontinued operations, asset sales, impairments, restructuring costs, regulatory items from prior years, or other items detailed in these summary financial statements.  Adjusted earnings should be considered supplemental information to assist in fully understanding our business results, rather than as a substitute for reported earnings.

* Less than $500 thousand or $0.01 per share.